UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 14, 2015
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 14, 2015, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing the top-line results of its AEROSURF® phase 2a clinical trial, the first in-human study for AEROSURF using the Company’s proprietary aerosol delivery technologies, including its capillary aerosol generator (CAG). A slide presentation used in the call has been posted on the Company’s website. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

During the conference call, the Company reviewed the objectives of the trial. The primary objective was to demonstrate the safety and tolerability of a single exposure of aerosolized KL4 surfactant administered in escalating inhaled doses to premature infants 29 to 34 week gestational age and receiving nasal continuous positive airway pressure (nCPAP) for respiratory distress syndrome (RDS), compared to infants receiving nCPAP alone. A second objective was to establish proof of concept for the Company’s proprietary technology platform based on physiological data suggesting that aerosolized KL4 surfactant is being delivered into the lung of premature infants and acceptable performance of the novel capillary aerosol generator (CAG) technology in the neonatal intensive care unit (NICU). Based on the safety and tolerability profile observed in the trial, the independent Safety Review Committee approved progressing to the next phases of the AEROSURF clinical development program.

The Company reviewed data from the trial related to gas exchange, which appear to suggest that, with AEROSURF, KL4 surfactant is being delivered to the lungs of premature infants with RDS and potentially improving gas exchange. In addition, an assessment of parameters related to the timing and frequency of the need for invasive rescue therapy suggest that a single dose of AEROSURF may delay the time to invasive rescue therapy. Based on this assessment, the Company plans to study whether multiple or increased doses of AEROSURF may have the potential to reduce the need for invasive rescue therapy. In summary, the physiological data assessed, the data related to gas exchange and the requirement for rescue therapy due to nCPAP failure appear to suggest that with AEROSURF, KL4 surfactant is being delivered into the lungs of premature infants with RDS. The Company also reported that the CAG performed as designed. There were no device failures during treatment and no device related adverse events, and the CAG was well accepted by NICU personnel at all study sites.

The Company outlined its plans for additional phase 2 clinical assessment, including a phase 2a dose expansion in 29 to 34 weeks gestational age infants to evaluate increased doses and repeat dosing, which is expected to begin in the second quarter of 2015 and be completed in the fourth quarter of 2015; a phase 2a clinical trial assessing the safety and tolerability of escalating doses of AEROSURF administered to 26 to 28 weeks gestational age infants, with an ability to administer repeat doses, which is expected to begin in July 2015 and be completed in the fourth quarter of 2015; and a phase 2b clinical trial to determine the optimal dose and define the expected efficacy margin of AEROSURF treatment, which is expected to begin in the fourth quarter of 2015 and be completed in mid 2016.

In addition, the Company reaffirms its forecast set forth in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as follows: before any additional financings the Company anticipates that it will have sufficient cash available to support the AEROSURF clinical program as outlined in this Current Report on Form 8-K, pay debt service and fund its operations through the first quarter of 2016.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated May 14, 2015.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President and Chief Executive Officer

Date:	May 14, 2015